Exhibit 99.1

Qualstar Corporation Announces Plan to Delist from
Nasdaq and Deregister Its Common Stock

Camarillo, CA, April 9, 2020 – Qualstar Corporation (NASDAQ: QBAK), a leading manufacturer of data storage solutions and high-efficiency power supplies, today announced that it will voluntarily delist its common stock from The Nasdaq Stock Market and, based upon ownership of its shares by fewer than 300 holders of record, deregister its common stock under the Securities Exchange Act of 1934 and suspend its public reporting obligations.

Steven N. Bronson, Qualstar’s CEO, stated, “To better position Qualstar to accelerate long-term profitable growth, we undertook a thorough and thoughtful review of our cost structure, including costs associated with being a Nasdaq listed and SEC reporting company. Our Board of Directors concluded that the benefits to the Company and its stockholders of continued Nasdaq listing and SEC reporting did not justify the costs of maintaining that listing and continuing to publicly report. We currently have a strong balance sheet with no debt, and do not need to raise equity capital to pursue our business initiatives. The resulting reduction in operating expenses will allow us to invest greater amounts towards product development and sales, which is a superior use of our resources. The cessation of public reporting will also enable us to better direct our management resources on the commercialization of our products. For these reasons, our Board voted unanimously to voluntarily delist from Nasdaq and deregister under the Exchange Act.”

The Company intends to file a Form 25 with the Securities and Exchange Commission on or about April 20, 2020, and the Nasdaq delisting is expected to become effective on or about April 30, 2020, at which time trading on Nasdaq will cease. The common stock may thereafter be eligible for quotation on the Pink tier of OTC Markets Group if market makers commit to making a market in the Company’s shares. The Company can provide no assurance that trading in its common stock will continue on the OTC Markets Group or otherwise.

After the Nasdaq delisting becomes effective, the Company will file a Form 15 with the Securities and Exchange Commission on or about May 6, 2020, at which time the Company anticipates that its obligation to file periodic reports under the Exchange Act, including annual, quarterly and current reports on Form 10-K, Form 10-Q and Form 8-K, respectively, will be suspended, and that all requirements associated with being an Exchange Act-registered company, including the requirement to file current and periodic reports, will terminate permanently 90 days thereafter.

About Qualstar Corporation

Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. Qualstar is a leading provider of high efficiency and high-density power supplies marketed under the N2Power™ brand, and of data storage systems marketed under the Qualstar™ brand. Our N2Power power supply products provide compact and efficient power conversion for a wide variety of industries and applications including, but not limited to, telecom, networking, broadcast, industrial, lighting, gaming and test equipment. Our Qualstar data storage products are used to provide highly scalable and reliable solutions to store and retrieve very large quantities of electronic data. Qualstar’s products are known throughout the world for high quality and Simply Reliable™ designs that provide years of trouble-free service. More information is available at www.qualstar.com or www.n2power.com or by phone at 805-583-7744.

Forward Looking Statements

This release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this release include statements as to the timing, process and consequences of a Nasdaq delisting and Exchange Act deregistration, and are generally identified by phrases such as “thinks,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” and similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statement. These statements are based upon, among other things, assumptions made by, and information currently available to, management, including management’s own knowledge and assessment of the Nasdaq and SEC obligations. Other factors and uncertainties that could affect the Company’s forward-looking statements are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which should be read in conjunction herewith for a further discussion of important factors that could cause actual results to differ materially from those in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Steven N. Bronson
Chief Executive Officer
Qualstar Corporation
805-617-4419
IR@Qualstar.com